UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)    January 10, 2014

PLY GEM HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35930	20-0645710
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5020 WESTON PARKWAY, SUITE 400 CARY, NORTH CAROLINA	27513
(Address of principal executive offices)	(Zip Code)

(919) 677-3900
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 7.01    Regulation FD Disclosure.
Marketing of New Term Loan Facility
On January 10, 2014, Ply Gem Holdings, Inc. (the “Company”) announced that Ply Gem Industries, Inc., its wholly owned subsidiary (“Ply Gem Industries”), intends to commence the marketing of a new $380 million senior secured term loan facility (the “Term Loan Facility”), expected to mature in 2021.
Ply Gem Industries intends to use the proceeds from the Term Loan Facility, together with the proceeds from a new issuance of $550 million principal amount of senior unsecured notes, expected to mature in 2022 (“New Senior Notes”), and cash on hand (i) to finance the repurchase or redemption of Ply Gem Industries’ outstanding $756 million principal amount of 8.25% senior secured notes due 2018 (the “Senior Secured Notes”), (ii) to finance the repurchase or redemption of Ply Gem Industries’ outstanding $96 million principal amount of 9.375% senior notes due 2017 (the “Senior Notes”) and (iii) to pay financing costs and other expenses in connection with the Term Loan Facility, the issuance of the New Senior Notes and the related transactions. The closing of the Term Loan Facility is subject to successful marketing and other conditions, and there can be no assurance that Ply Gem Industries will close the Term Loan Facility, issue New Senior Notes or complete the repurchase or redemption of the Senior Secured Notes or the Senior Notes as described or at all.
Any future offering of New Senior Notes will be offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States, only to non-U.S. investors pursuant to Regulation S. Any New Senior Notes will not be initially registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements or a transaction not subject to the registration requirements of the Securities Act or any state securities laws. This disclosure shall not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.
Tender Offers
On January 10, 2014, Ply Gem Holdings issued a press release announcing that Ply Gem Industries has commenced tender offers to purchase for cash any and all of its outstanding Senior Secured Notes and any and all of its outstanding Senior Notes. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.
The Company is furnishing the information in this Current Report on Form 8-K to comply with Regulation FD. Such information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company's filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit 99.1	Press Release, dated January 10, 2014, titled “Ply Gem Industries Announces Tender Offers for Outstanding Senior Secured Notes and Senior Notes.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  January 10, 2014

PLY GEM HOLDINGS, INC.

By: /s/ Shawn K. Poe
Name: Shawn K. Poe
Title: Vice President, Chief Financial Officer, Treasurer and Secretary